Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59766, No. 333-36740, No. 333-60379, No. 333-85210, No. 333-141334, No. 333-158324, No. 333-158399 and No. 333-166041) and S-8 (No. 333-87384, No. 333-88711, No. 333-111736, No. 333-118096, No. 333-118097, No. 333-151105 and No. 333-166989) of Corporate Office Properties Trust of our report dated February 10, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, MD

February 10, 2012